UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2023

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K/A filed on February 10, 2023 by HeartCore Enterprises, Inc. (the “Company”), on February 6, 2023, the Company issued to Prakash Sadasivam an amended and restated warrant (the “Amended and Restated Warrant”) to purchase 737,500 shares of the Company’s common stock. Mr. Sadasivam is the Company’s Chief Strategy Officer and a member of the Company’s Board of Directors. On March 22, 2023, the Company entered into a Warrant Exchange and Termination Agreement pursuant to which Mr. Sadasivam agreed to transfer the Amended and Restated Warrant to the Company in exchange for the issuance by the Company to Mr. Sadasivam of 500,000 shares of the Company’s common stock. On March 22, 2023, the Company issued 500,000 shares of the Company’s common stock to Mr. Sadasivam. As a result, the Amended and Restated Warrant is terminated, null and void, and of no further force or effect.

The foregoing description of the Warrant Exchange and Termination Agreement is qualified in its entirety by reference to the Warrant Exchange and Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 hereof is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Warrant Exchange and Termination Agreement, dated as of March 22, 2023, by and between the registrant and Prakash Sadasivam.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: March 28, 2023	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer